CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-164269) on Form S-3 of our report dated March 14, 2011, relating to the consolidated financial statements of Lihua International, Inc. and its subsidiaries (collectively the “Company”) and the effectiveness of the Company’s internal control over financial reporting, which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ Crowe Horwath (HK) CPA Limited
Hong Kong, China
March 14, 2011